Exhibit 24

POWER OF ATTORNEY
(For Executing Forms ID, 3, 4 and 5 for Filing with the Securities and Exchange Commission)

Know all by these present, that the undersigned hereby constitutes and appoints each of Mark L. Johnson and Bella Zaslavsky of K&L Gates LLP, severally with full power of substitution, as the undersigned’s true and lawful attorneys‑in‑fact to:

(1)
prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the Securities and Exchange Commission (the “SEC”) from time to time Forms 3, 4 and 5 (including amendments thereto and joint filing agreements in connection therewith) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder in the undersigned’s capacity as an officer of Brooklyn ImmunoTherapeutics, Inc. (the “Company”);

(2)
do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare and execute any such Form 3, 4 or 5 (including amendments thereto and joint filing agreements in connection therewith) and file such forms with the SEC and any stock exchange, self-regulatory association or similar authority; and

(3)
take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney‑in‑fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by either attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney‑in‑fact may approve in the attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney‑in‑fact, severally, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that either such attorney‑in‑fact, or such attorney‑in‑fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that, in serving in such capacity at the request of the undersigned, neither of the foregoing attorneys-in-fact, or their substitutes, is assuming (nor is the Company assuming) any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the time as of which the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, (b) revocation of this Power of Attorney by the undersigned in a signed writing delivered to the Company and the foregoing attorneys‑in‑fact and (c) with respect to either attorney-in-fact, the time as of which such attorney-in-fact is no longer affiliated with K&L Gates LLP.

In Witness Whereof, the undersigned has caused this Power of Attorney to be executed as of the date written below.

Date: June 22, 2021

/s/ Sandra Gurrola
Sandra Gurrola